FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT AND

RESERVATION OF RIGHTS

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT AND RESERVATION OF RIGHTS (this “Amendment”) is made and entered into as of November 18, 2016, by and between ACF FINCO I LP, a Delaware limited partnership (“Lender”), and JOHN KEELER & CO. INC., a Florida corporation doing business as Blue Star Foods (“Borrower”).

Recitals:

WHEREAS, Lender and Borrower are parties to a certain Loan and Security Agreement dated as of August 31, 2016 (the “Loan Agreement”), pursuant to which Lender has made certain revolving credit loans to Borrower;

WHEREAS, an Event of Default has occurred and is continuing under the Loan Agreement;

WHEREAS, notwithstanding such Event of Default, Borrower has requested that Lender amend the Loan Agreement to provide for the issuance of letters of credit for the account of Borrower; and

WHEREAS, Lender is willing to amend the Loan Agreement on the terms and subject to the conditions as hereinafter set forth;

NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Definitions. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Loan Agreement.

2. Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

(a) Section 2.1 of the Loan Agreement is amended by adding the following sentence at the end thereof:

Borrower acknowledges and agrees that to the extent any portion of the Revolving Credit will be made available to Borrower under any sublimit described in the Revolving Credit Sublimit Schedule (each, a “Sublimit”), such Sublimit shall be subject to the terms and conditions of this Agreement applicable to the Revolving Credit and to the additional terms and conditions contained in the Revolving Credit Sublimit Schedule applicable to such Sublimit.

(b) Section 2.7 of the Loan Agreement is amended by deleting the last sentence of the first paragraph thereof and by substituting in lieu thereof the following:

In the absence of an Event of Default, all funds credited to the repayment of the Obligations will be applied in the following order:

(a) to reimburse Lender and/or Issuing Lender, as the case may be, for any L/C Disbursements (or portion thereof) that remain outstanding and unpaid, and to any unpaid interest, fees and expenses in connection therewith;

(b) to unpaid fees and expenses;

(c) to unpaid interest

(d) the outstanding principal balance of the Revolving Credit (including, but not limited to, the outstanding principal balance of any Sublimit if then payable); and

(e) to all other Obligations in such order as Lender shall elect.

(c) Section 2.9 of the Loan Agreement is amended by deleting the first paragraph thereof and by substituting in lieu thereof the following:

2.9 Payment on Termination Date; Termination of Advances. On the Termination Date of the Revolving Credit or any Sublimit, Borrower shall pay to Lender in cash the entire outstanding principal balance of all Advances made pursuant to the Revolving Credit or such Sublimit, as applicable (including, without limitation, any Loans), plus all accrued and unpaid interest thereon and all fees, costs, expenses and other amounts payable to Lender under this Agreement and the other Loan Documents in connection therewith. Lender shall not be obligated to make or continue to extend any Advance to Borrower under the Revolving Credit after the Revolving Credit Termination Date.

(d) The Definitions Schedule to the Loan Agreement is amended by deleting the definition of “Advance” contained therein and by substituting the following in lieu thereof:

“Advance” means each principal amount of the Revolving Credit delivered to Borrower in connection with a Notice of Borrowing (including each principal amount delivered to Borrower under any Sublimit), the aggregate L/C Exposure, and each other amount charged to the principal of the Revolving Credit pursuant to this Agreement.

(e) The Definitions Schedule to the Loan Agreement is further amended by deleting the definition of “Borrowing Base” contained therein and by substituting the following in lieu thereof:

“Borrowing Base” means, at any time, an amount equal to:

(a) an amount not to exceed eighty-five percent (85%) of the aggregate amount of Eligible Receivables at such time; plus

(b) the least of (i) $10,000,000, (ii) seventy-five percent (75%) of the Value of Eligible Inventory at such time, and (iii) eighty-five percent (85%) of the NOLV of Eligible Inventory, less

(c) the aggregate amount of all Reserves (including, without limitation, the L/C Exposure Reserve) in effect at such time;

provided, however, that the portion of the Borrowing Base calculated on any date with reference to (I) Eligible Inventory shall not exceed seventy-five percent (75%) of the total Borrowing Base, and (II) Eligible In-Transit Inventory shall not exceed $3,500,000.

For purposes of determining the amount to be advanced against Inventory in calculating the Borrowing Base as described above, the “Value” of Inventory shall mean the lesser of cost or the fair market value of such Inventory, and all amounts of an item of Inventory maintained by Borrower at any time exceeding the average amount of such item sold by Borrower during the preceding twelve (12) consecutive calendar months shall be disregarded.

(f) The Definitions Schedule to the Loan Agreement is further amended by adding the following definitions thereto in proper alphabetical sequence:

“Termination Date” means with respect to the Revolving Credit the Revolving Credit Termination Date, and with respect to any Sublimit of the Revolving Credit, the termination date of such Sublimit as described in the Revolving Credit Sublimit Schedule.

(g) Exhibit A to the Loan Agreement (“Notice of Borrowing”) is amended by deleting it in its entirety and by substituting in lieu thereof Exhibit A attached to this Amendment.

(h) The Schedules to the Loan Agreement are amended by adding the Revolving Credit Sublimit Schedule attached hereto as Annex 1 immediately following the Definitions Schedule.

3. Reservation of Rights. Pursuant to that certain letter dated November 2, 2016 (the “Notice of Default Letter”), Lender notified Borrower of (a) the existence of an Event of Default under Section 9.1(c) of the Loan Agreement due to Borrower’s failure to receive (and to deliver evidence to Lender of Borrower’s receipt of) the proceeds of the Additional Specified Subordinated Indebtedness on or before September 30, 2016, as required by Section 7.16(a) of the Loan Agreement (the “Specified Default”), and (b) Lender’s election to charge the Default Rate as set forth in the Notice of Default Letter. As a result of the Specified Default, Lender is legally entitled to, among other things: (i) declare all of the Obligations immediately due, payable and performable and to enforce collection of the Obligations by repossessing and disposing of any interest in the Collateral, and to proceed against any and all of Borrower and Guarantor for any deficiency, and (ii) pursue and enforce any and all of its remedies against Borrower, Guarantor, and any Collateral as are more specifically set forth in the Loan Documents or as is otherwise permitted under applicable law. Lender reserves all of its rights and remedies under the Loan Agreement, the other Loan Documents and applicable law.

Lender has not agreed to (and has no obligation whatsoever to discuss, negotiate or agree to) any restructuring, modification, amendment, waiver or forbearance with respect to the Obligations or any of the terms of the Loan Documents. The execution and delivery of this Amendment has not established any course of dealing between the parties or created any obligation or agreement of Lender with respect to any future restructuring, modification, amendment, waiver or forbearance with respect to the Obligations or any of the terms of the Loan Documents.

Lender’s honoring of any future request for one or more Loans or other Advances under the Loan Agreement will not operate as a waiver of the Specified Default or any other Event of Default or any right or remedy under the Loan Agreement or any of the other Loan Documents and will not be deemed to establish a course of dealing or course of conduct so as to justify any expectation by Borrower that Lender will make future advances during the continuance of any Event of Default (including, but not limited to, the Specified Default).

4. Ratification and Reaffirmation. Borrower hereby ratifies and reaffirms the Obligations, each of the Loan Documents and all of Borrower’s covenants, duties, indebtedness and liabilities under the Loan Documents.

5. Acknowledgments and Stipulations. Borrower acknowledges and stipulates that the Loan Agreement and the other Loan Documents executed by Borrower are legal, valid and binding obligations of Borrower that are enforceable against Borrower in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by Borrower); the security interests and liens granted by Borrower in favor of Lender are duly perfected, first priority security interests and liens; and the unpaid principal amount of the Loans on and as of November 18, 2016, totaled $7,801,028.70.

6. Representations and Warranties. Borrower represents and warrants to Lender, to induce Lender to enter into this Amendment, that no Default or Event of Default exists on the date hereof other than the Specified Default; the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of Borrower and this Amendment has been duly executed and delivered by Borrower; and all of the representations and warranties made by Borrower in the Loan Agreement are true and correct on and as of the date hereof.

7. Reference to Loan Agreement. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” or words of like import shall mean and be a reference to the Loan Agreement, as amended by this Amendment.

8. Breach of Amendment. This Amendment shall be part of the Loan Agreement and a breach of any representation, warranty or covenant herein shall constitute an Event of Default.

9. Conditions Precedent. The effectiveness of the amendments contained in Section 2 hereof are subject to the satisfaction of each of the following conditions precedent, in form and substance satisfactory to Lender, unless satisfaction thereof is specifically waived in writing by Lender:

(a) Lender shall have received a counterpart of this Amendment duly executed by Borrower and acknowledged by Guarantor;

(b) No Default shall exist other than the Specified Default;

(c) Lender shall have received such other documents, instruments and agreements as Lender may require; and

(d) Borrower shall have paid to Lender the amendment fee referenced in Section 10 hereof.

10. Amendment Fee; Expenses of Lender. In consideration of Lender’s willingness to enter into this Amendment and extend the Letter of Credit Sublimit as set forth herein, Borrower agrees to pay to Lender an amendment fee in the amount of $10,000 in immediately available funds on the date hereof. Such fee shall be fully earned when due and non-refundable when paid and Borrower shall be deemed to have requested a Loan for the direct payment of such fee. Borrower also agrees to pay, on demand, all costs and expenses incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Lender’s legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.

11. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York.

12. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

13. No Novation, etc. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any of the other Loan Documents, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect.

14. Counterparts; Facsimile Signatures. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or other electronic transmission shall be deemed to be an original signature hereto.

15. Further Assurances. Borrower agrees to take such further actions as Lender shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

16. Section Titles. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

17. Release of Claims. To induce Lender to enter into this Amendment, Borrower hereby releases, acquits and forever discharges Lender, and all officers, directors, agents, employees, successors and assigns of Lender, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that Borrower now has or ever had against Lender arising under or in connection with any of the Loan Documents or otherwise. Borrower represents and warrants to Lender that Borrower has not transferred or assigned to any Person any claim that Borrower ever had or claimed to have against Lender.

18. Waiver of Jury Trial. To the fullest extent permitted by applicable law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first written above.

LENDER:

ACF FINCO I LP

By:	/s/ John Nooney
Name:	John Nooney
Its:	Managing Director

BORROWER:

JOHN KEELER & CO. INC.

By:	/s/ John Keeler
Name:	John Keeler
Its:	CEO

[First Amendment to Loan and Security Agreement and Reservation of Rights]

CONSENT AND REAFFIRMATION

The undersigned guarantor of the Obligations of Borrower at any time owing to Lender hereby (i) acknowledges receipt of a copy of the foregoing First Amendment to Loan and Security Agreement and Reservation of Rights (the “Amendment”); (ii) consents to Borrower’s execution and delivery thereof; (iii) agrees to be bound thereby; (iv) affirms that nothing contained therein shall modify in any respect whatsoever its guaranty of the Obligations and reaffirms that such guaranty is and shall remain in full force and effect; and (v) hereby releases, acquits and forever discharges Lender, and all officers, directors, agents, employees, successors and assigns of Lender, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that Guarantor now has or ever had against Lender arising under or in connection with such guaranty, any of the Loan Documents or otherwise.

IN WITNESS WHEREOF, the undersigned has executed this Consent and Reaffirmation as of the date of the Amendment.

/s/John Keeler
JOHN R. KEELER

EXHIBIT A

NOTICE OF BORROWING

ACF FinCo I LP

560 White Plains Road

4th Floor, Suite 400

Tarrytown, NY 10591

Re: Request for Advance

The undersigned requests the following Advance(s) of the Revolving Credit pursuant to Section 2.1 of the Loan and Security Agreement dated as of August 31, 2016, between ACF FinCo I LP and the undersigned, as the same may be amended, supplemented or otherwise modified (“Loan Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

Revolving Credit:	$ _______________________________

Letters of Credit Sublimit:

Letter of Credit Issued to:
Beneficiary: ________________________
Address: __________________________
__________________________________
Date of issuance:____________________
Number of Letter of Credit amended, renewed or extended:

Please wire the requested Advance(s) to our operating account number ____________________________ at ______________________________________________ in accordance with the following wire instructions:

______________________________________________

______________________________________________

______________________________________________

______________________________________________

______________________________________________

______________________________________________

Please call the undersigned to confirm receipt of this fax at (____) _______.

JOHN KEELER & CO. INC.

By:
Name:
Title

ANNEX 1

REVOLVING CREDIT SUBLIMIT SCHEDULE

Letters of Credit Sublimit.

Subject to the terms a conditions of this Agreement, until the Revolving Credit Termination Date (the “L/C Sublimit Termination Date”), Lender shall provide to Borrower a portion of the Revolving Credit (the “L/C Sublimit”) in an aggregate principal amount not to exceed One Million and 00/100 Dollars ($1,000,000.00).

(a) L/C Sublimit Definitions. For purposes of this Agreement:

(i) “Issuing Lender” means Lender or any bank or financial institution selected by Lender in Lender’s sole discretion that issues a Letter of Credit;

(ii) “L/C Disbursement” means each payment or distribution made by the Issuing Lender to the beneficiary of a Letter of Credit under or in connection with such Letter of Credit;

(iii) “L/C Exposure” of a Letter of Credit shall mean, at any time, the undrawn face amount of such Letter of Credit at such time (as such face amount may have been reduced after issuance), plus the aggregate amount of all L/C Disbursements in connection with such Letter of Credit that have not been paid or reimbursed to the Issuing Lender at such time;

(iv) “L/C Exposure Reserve” means with respect to each Letter of Credit, an amount equal to the difference between (a) the stated amount of such Letter of Credit minus (b) the product of (i) the Value of In the Transit Inventory to be paid for with such Letter of Credit multiplied by (ii) the lesser of (A) seventy-five percent (75%) and (B) eighty-five percent (85%) of the NOLV of such In Transit Inventory.

(v) “L/C Sublimit Borrowing Capacity” means amount equal to One Million and 00/100 Dollars ($1,000,000.00); and

(vi) “Letter of Credit” means each documentary letter of credit, if any, issued to the account of Borrower under the Revolving Credit as further described in this Revolving Credit Sublimit Schedule.

(b) Advances of the L/C Sublimit. Until the date that is 30 days prior to the L/C Sublimit Termination Date (the “L/C Issuance Expiration Date”), Borrower may request Lender to issue or cause to be issued under the Revolving Credit one or more Letters of Credit for its own account in such form as is acceptable to Lender and the Issuing Lender (if not Lender) in the Issuing Lender’s or Lender’s sole discretion, respectively. Each Letter of Credit shall constitute an Advance of the Revolving Credit in an amount equal to the face amount of such Letter of Credit at the time of issuance, and in an amount equal to the L/C Exposure attributable to such Letter of Credit thereafter. Each Letter of Credit issued hereunder shall apply to one or more identifiable shipments of In Transit Inventory of Borrower from a point of origin outside of the continental United States, and such Inventory must otherwise satisfy all requirements for Eligible In-Transit Inventory provided for in this Agreement other than the passage of title, which shall occur no later than the date on which such Letter of Credit is presented for payment to Issuing Lender. Without the prior written consent of Lender, in no event shall Borrower make any request for, or Lender recognize any request by Borrower for, the issuance of any Letter of Credit after the L/C Issuance Expiration Date.

(c) Requests for Issuance of Letters of Credit; Amendment; Renewal or Extension. Borrower shall deliver to Lender a Notice of Borrowing requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Banking Day) at least [5] Banking Days prior to such date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (in compliance with paragraph (e), below), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit as applicable. Borrower also shall submit a letter of credit application on the Issuing Lender’s standard form in connection with any request for a Letter of Credit or any request to amend, renew or extend a Letter of Credit, and copies of all invoices, purchase orders and shipping documents relating to the Inventory to be covered by such Letter of Credit as Lender and the Issuing Lender may request. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by Borrower to, or entered into by Borrower with, the Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(d) Limitations on Amounts. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the L/C Exposure with respect to such Letter of Credit shall not exceed to One Million and 00/100 Dollars ($1,000,000.00), (ii) the issuance, amendment, renewal or extension of such Letter of Credit would not cause the aggregate amount of L/C Exposures under the L/C Sublimit to exceed the L/C Sublimit Borrowing Capacity, and (C) the issuance, amendment, renewal or extension of such Letter of Credit would not cause Obligations under the Revolving Credit to exceed the Revolving Credit Limit.

(e) Expiration Date. Each Letter of Credit issued hereunder shall expire at or prior to the close of business on the earlier of (A) the date which is twelve (12) months after the date of the issuance of such Letter of Credit (or, in the case of any amendment, renewal or extension thereof, twelve (12) months after the then current expiration date of such Letter of Credit, so long as such amendment, renewal or extension occurs within three (3) months of such then current expiration date), and (B) the L/C Sublimit Termination Date.

(f) Reimbursement. If the Issuing Lender shall make any L/C Disbursement in respect of a Letter of Credit, Borrower shall reimburse the Issuing Lender and/or Lender in respect of such L/C Disbursement as directed by the Issuing Lender and Lender in a joint written instruction, by paying to the Issuing Lender and/or Lender, as so directed, an amount equal to such L/C Disbursement not later than 12:00 noon, Eastern Time, on (A) the Banking Day that Borrower receives notice of such L/C Disbursement, if such notice is received prior to 10:00 a.m., Eastern Time, or (B) the Banking Day immediately following the day that Borrower receives such notice, if such notice is not received prior to such time; provided that, Borrower may, subject to the conditions to borrowing set forth in this Agreement, request in accordance with the applicable provisions of this Agreement that such payment be financed with an Advance of the Revolving Credit in an equivalent amount and, to the extent so financed, Borrower’s obligation to make such payment in connection with an L/C Disbursement shall be discharged and replaced by the resulting Advance. Each such request for an Advance shall be subject to all applicable terms and conditions of this Agreement. With respect to any amount advanced by Lender and required to be reimbursed by Borrower pursuant to the foregoing provisions of this paragraph (f), Borrower agrees that Lender may charge any such amount to the Revolving Credit on the dates such reimbursement is made.

(g) Obligations Absolute. Borrower’s obligation to reimburse L/C Disbursements as provided in paragraph (f) above, shall survive termination of the other provisions of this Agreement, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, and (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of Borrower’s obligations hereunder. Neither Lender nor the Issuing Lender, nor any of their Affiliates, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the Issuing Lender or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Lender; provided that the foregoing shall not be construed to excuse the Issuing Lender from liability to Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by Borrower to the extent permitted by applicable law) suffered by Borrower that are caused by the Issuing Lender’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final, non-appealable judgment) when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. Borrower expressly agrees that:

(i) the Issuing Lender may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;

(ii) the Issuing Lender shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

(iii) unless specifically provided otherwise by the Issuing Lender, this paragraph shall establish the standard of care to be exercised by the Issuing Lender when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

(h) Disbursement Procedures. The examination of all demands for payment under a Letter of Credit, and the delivery and examination of documents and instruments under a Letter of Credit, and the manner and timing of any L/C Disbursement made in connection therewith, shall be prescribed by the Issuing Lender and any agreement, document or instrument executed by Borrower and delivered to the Issuing Lender in connection with the application for or issuance of a Letter of Credit hereunder.

(i) Letter of Credit Fees. Borrower shall pay to Lender or Issuing Lender, as applicable, the following fees in respect of each Letter of Credit: (a) to Lender, an issuance fee of one-quarter of one percent (0.25%) of the face amount of such Letter of Credit, payable on the date of issuance or extension or renewal of such Letter of Credit; (b) to Lender, a letter of credit fee calculated as three percent (3.00%) per annum of the outstanding face amount of the Letters of Credit, payable monthly in arrears on the first day of each calendar month with respect to the immediately preceding calendar month or portion thereof (prorated, as applicable), commencing on the first such date following the issuance of such Letter of Credit, calculated on the basis of a three hundred sixty (360) day year for the actual number of days elapsed; and (c) to Lender (or, if billed directly to Borrower by Issuing Lender, to Issuing Lender), customary amendment, time negotiation, document examination and other administrative processing fees, payable in such amounts and at such times as customarily charged by such Issuing Lender.

(j) Schedule; Borrower Acknowledgment. Borrower acknowledges that the above provisions relating to the L/C Sublimit, although set apart in this Schedule, are not intended to and do not set forth all terms, provisions and conditions between Lender and Borrower relating to the L/C Sublimit, that the L/C Sublimit constitutes a portion of the Revolving Credit, and that the L/C Sublimit is subject to all terms, provisions and conditions set forth elsewhere in this Agreement, whether in the body of this Agreement, any Exhibit or any other Schedule, including, but not limited to, all terms, provisions and conditions relating to the Revolving Credit.